EXHIBIT 3

                             Consent of Fiducia Ltd.

     The undersigned agrees that the Schedule 13D executed by Jacob Stolt-Nielsen to which this statement is attached as an exhibit is filed on behalf of Jacob Stolt-Nielsen, Ansbacher (Cayman) Limited, Ansbacher Trustees (Cayman) Limited, Fiducia Ltd. and Stolt-Nielsen S.A. pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934.

Dated:  May 31, 2006

                                             FIDUCIA LTD.


                                             By: /s/ J.G. Wakely
                                                --------------------------------
                                                Name:   J.G. Wakely
                                                Title:  Chairman